Exhibit 99.1

Veradigm Provides Business and Strategy Update

CHICAGO – February 17, 2026 – Veradigm® (OTCMKTS: MDRX), a leading provider of clinical and revenue cycle solutions for independent practices, is providing estimated financial performance for the fiscal year 2025 and key areas of strategic focus for 2026.

“On my first investor call in October, I committed to advancing three strategic objectives in my first 100 days: reset our business strategy, recover our market leadership with independent physician practices and reignite profitable growth,” said Donald Trigg, CEO of Veradigm. “As we move through the first quarter, our ‘Reset, Recover, Reignite’ plan is launched. We have made progress on our work to ‘get current and stay current’ with our SEC filings. I am excited to update the investor community on our 2026 strategic focus on Wednesday morning.”

“We closed fiscal 2025 in line with our expectations. Our topline performance held steady. Our capital position remained strong,” said Lee Westerfield, Interim Chief Financial Officer. “Revenue was approximately flat with 2024, as expected. Net cash remained positive throughout 2025, with access to additional liquidity secured.”

Management currently estimates the following preliminary unaudited financials:

•
Revenue on a GAAP basis in a range between $590 million and $595 million for fiscal year ending December 31, 2024, revised upward from the prior outlook issued on March 18, 2025.
•
Revenue on a GAAP basis in a range between $584 million and $589 million for fiscal year ending December 31, 2025, down 1% at the mid-point of ranges compared to full year 2024.
•
Cash and equivalents of $120 million as of December 31, 2025 as compared to $294 million as of December 31, 2024.
o
Cash and equivalents decreased by $174 million. The change in cash was driven by:
▪
$159 million of net outflows from debt financing activities, which included repurchasing our Convertible Notes and issuing new senior secured debt(1)
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$14 million of outflows for prior acquisitions
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$31 million of net inflows from investment portfolio activity
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$62 million of outflows for Transaction and other expenses(2)
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$62 million of net inflows from operational items that include working capital, interest, taxes and other
▪
$32 million of outflows for capital expenditures
•
Debt of approximately $75 million as of December 31, 2025, consisted of the senior secured term loan credit facility (the “Term Loan Facility”) with a maturity date of June 18, 2030.

As of December 31, 2025, the Company had 108.8 million shares of common stock outstanding and 11.6 million unvested restricted stock units outstanding.

(1) Net outflows from debt financing activities of $159 million include repayment of Convertible Notes of $229 million, consisting of aggregate stated principal of $208 million and contractual repurchase premium of $21 million, offset by net borrowings under the Term Loan Facility of $70 million.

(2)
Transaction and other revenue and expenses relate to certain favorable and unfavorable legal settlements, severance, investigations, internal reviews, restatement-related accounting advisory services and legal services and other charges incurred in connection with activities that are considered not reflective of our core business.

Investor Conference Call and Webcast

As previously disclosed, Veradigm management plans to host an investor conference call and webcast to discuss the Company’s update at 8:00 a.m. Eastern Time on February 18, 2026.

To listen to the conference call, participants may log onto the Veradigm investor relations website. Participants also may access the conference call by dialing 877-405-1224 or 201-389-0848 and requesting Access ID # 13758731.

A replay of the call will be available for a period of one year on the Veradigm investor relations website.

About Veradigm®

Veradigm has a proven history of delivering clinical and revenue cycle solutions that help independent practices improve outcomes and financial performance. Our AI-forward data and technology also help over 20,000 provider practices connect with health plans and biopharma to eliminate inefficiencies, close care gaps, and create a more affordable health system.

© 2026 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

The estimated financial results contained in this press release are preliminary results, and the final results for the 2024 and 2025 fiscal years may change. These preliminary results are based upon the Company’s estimates and are subject to completion of the Company’s financial closing procedures. In addition, these preliminary results have not been audited by the Company’s independent registered public accounting firm.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s strategic initiatives under its new leadership. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the Company’s common stock not trading on a national securities exchange and deregistration from Section 12(b) of the Securities Exchange Act of 1934, as amended; a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal years ended December 31, 2023, 2024, or 2025 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Board, the SEC’s investigation and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; risks relating to the putative securities class action lawsuit filed against the Company, the putative stockholder derivative action filed against the Company, commercial litigation relating to the Company’s representations regarding its financial statements and any other future litigation or investigation relating to the Company’s internal control failures, the completed investigation and reviews or related matters; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis; risks associated with the Company’s incurrence of additional debt and the terms and conditions of the Company’s $100 million senior secured term loan credit facility entered into in June 2025; and other factors contained in the “Risk Factors” section and elsewhere in the 2022 Form 10-K and the Company’s other filings with the SEC from time to time. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

Veradigm Contacts:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Amanda Cohen

732-567-7607

amanda.cohen@veradigm.com

Table 1 Veradigm Inc. Revenue (Issued February 17, 2026) (In millions) (Unaudited)

Twelve Months Ended December 31,
	2024	2024

Provider[1]
Revenue, GAAP[2]	$463 - $467	$470 - $474

Payer & Life Science[1]
Revenue, GAAP	$121 - $122	$120 - $121

Total Veradigm
Revenue, GAAP[2]	$584 - $589	$590 - $595

[1]Supplemental financial information
[2]Estimated revenue includes favorable customer settlement of approximately, $0.5 million in the year ended December 31, 2024, which reflects services provided over prior years.

Table 2
Veradigm Inc.
Cash and Debt
(Issued February 17, 2026)
(In millions)
(Unaudited)

	December 31,	December 31,
	2025	2024

Cash and cash equivalents, end of period	$120	$294
Debt[1]	$75	$208

[1]Consisting of the principal amount of the 2019 convertible notes in 2024 and the senior secured term loan credit facility in 2025